                                     BY-LAWS
                                       OF
                     PILGRIM AMERICA INVESTMENT FUNDS, INC.

                  (Amended and Restated as of October 23, 1995)

                                    ARTICLE I

                                     OFFICES

                  Section 1. The principal office shall be in the City of Baltimore, State of Maryland.

                  Section 2. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. All meetings of stockholders shall be held at the office of the Corporation in Los Angeles, State of California, or at such other place within the United States, as the Board of Directors may from time to time determine.

                  Section 2. An annual meeting of stockholders is not required to be held in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended. A meeting called to elect directors pursuant to the Investment Company Act of 1940, as amended, as aforesaid, shall be designated as the annual meeting of stockholders for that year.

                  Section 3. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Board of Directors, or by the President, a Vice President, the Secretary or an Assistant Secretary.

                  Section 4. Special meetings of stockholders shall be called by the Secretary upon the written request of the holder of shares entitled to not less than twenty-five percent of the votes entitled to be cast at such meeting or with respect to meetings having the purpose of removing a director or directors ten percent of all votes entitled to be cast at such meeting. Such request all state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

                  Section 5. Not less than ten nor more than ninety days before the date of every stockholder's meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

                  Section 6. Business transacted at any special meeting of stockholder shall be limited to the purposes stated in the notice.

                  Section 7. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, but this shall not affect any requirement under the law or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, by majority vote of the shares so present, without notice otherthan announcement at the meeting to a date not more than 120 days after the original record date, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. A meeting of stockholders convened on the date for which it was called at which a quorum is present may also be adjourned from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date and any business may be transacted at any such adjourned meeting that could have been transacted at the meeting as originally called.


                  Section 8. A plurality of all the votes cast at a meeting duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the vote cast is required by the law or by the charter.

                  Section 9. Except as otherwise provided in the charter, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the shares owned of record by him or her either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

                  Section 10. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. The number of directors of the Corporation shall be four. By vote of a majority of the entire Board of Directors, the number of directors fixed by the charter or by these By-Laws may be increased or decreased from time to time to not exceeding eleven nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. At each annual meeting of stockholders, subject to the provisions of Article II, Section 2 hereof, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the Corporation.

                  Section 2. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors as constituted prior to the increase. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualifies. Notwithstanding the foregoing, no vacancies occurring in the Board of Directors may be filled by vote of the remaining members of the Board if immediately after filling any such vacancy less than two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation at an annual or special meeting. In the event that at any time less than a majority of the directors of the Corporation holding office at that time were so elected by the holders of the outstanding voting securities, the Board of Directors of the Corporation shall forthwith cause to be held as promptly as possible, and in any event within 60 days, a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors, unless such period is extended by order of the Securities and Exchange Commission.

                  Section 3. The business affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the charter or by these By-Laws conferred upon or reserved to the stockholders.

                  Section 4. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 5. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

                  Section 6. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, subject to the provisions of Article II, Section 2 hereof, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                  Section 7. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

                  Section 8. Special meetings of the Board of Directors may be called at any time by the Board of Directors or the executive committee, if one be constituted, by vote at a meeting, or by the President or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

                  Section 9. Notice of the place and time of every special meeting of the Board of Directors shall be served on each director or sent to him or her by facsimile transmission, by telegraph or by mail, or by leaving the same at his or her residence or usual place of business at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

                  Section 10. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the charter or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 11. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 12. Subject to the provisions of the Investment Company Act of 1940, as amended, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

                  Section 13. The Board of Directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. In the absence of any member of any such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member the Board of Directors to act in the place of such absent member.

                  Section 14. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provide that no rights of third persons shall be affected by any such revision or alteration.


                            COMPENSATION OF DIRECTORS

                  Section 15. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum, and expenses of attendance if any, may be allowed to directors for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                     NOTICES

                  Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders' meetings the notice may be left at the stockholders' residence or usual place of business. Notice to directors may also be given by facsimile transmission or by telegram.

                  Section 2. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given by law or under the provisions of the charter or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

                  Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these By-Laws to be executed, acknowledged or verified by two or more officers.

                  Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders, subject to the provisions of Article II,
Section 2 hereof, shall choose a President, and shall choose one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

                  Section 3. The Board of Directors may appoint such other officers, employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  Section 4. The salaries of all officers, employees and agents of the Corporation shall be fixed by the Board of Directors.

                  Section 5. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                  THE PRESIDENT

                  Section 6. The President shall be the chief executive officer of the Corporation; he or she shall preside at all meetings of the stockholders, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                  Section 7. He or she shall execute in the corporate name all authorize deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                 VICE PRESIDENTS

                  Section 8. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence of disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate a Vice President as Executive Vice President, who shall have all the powers of the President as set forth in
Section 7 of this Article, and in the absence of the President, the powers set forth in Section 6 of this Article.

                    THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

                  Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

               Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the

Corporation in any such depositories as may be designated by the Board of Directors.

                  Section 12. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

                  Section 13. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his control belonging to the Corporation.

                  Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  Section 1. Each stockholder shall be entitled, upon written request, to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal.

                  Section 2. The signatures may be manual, or facsimile if the certificate is manually signed by a transfer agent or transfer clerk, and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be acceptable summary for the purposes thereof. No certificate shall be issued for any share of stock until such share is fully paid.

                  Section 3. The Corporation may issue fractions of a share of stock. Fractional shares of stock shall have proportionately to the respective fractions represented thereby all the rights of whole shares, including the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, excluding, however, the right to receive upon written request a stock certificate representing such fractional shares.

                                LOST CERTIFICATES

                  Section 4. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                               TRANSFERS OF STOCK

                  Section 5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

                  Section 6. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case shall be not more than ninety days, subject to extension in the event of adjournments pursuant to Article II, Section 7, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

                             REGISTERED STOCKHOLDERS

                  Section 7. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Dividends upon the capital stock of the

Corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Maryland General Corporation Law and of the charter.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify, or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  Section 3. The President or a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted or filed in accordance with Maryland law.

                                     CHECKS

                  Section 4. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

                  Section 5. The fiscal year of the Corporation shall begin on the first day of July in each year and end on the last day of June in each year.

                                      SEAL

                  Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  STOCK LEDGER

                  Section 7. The Corporation shall maintain at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Section 8. (a) The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent permitted by law. The indemnification and other rights provided by this Section shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Section shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office ("disabling conduct").

         (b) Any current or former director or officer of the Corporation seeking indemnification within the scope of this Section shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with the matter as to which he or she is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (1) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his or her undertaking; (2) the Corporation is insured against losses arising by reason of the advance; or (3) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         (c) At the request of any person claiming indemnification under this Section, the Board of Directors shall determine, or cause to be determined,

in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Section have been met. Indemnification shall be made only following: (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the mote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

         (d) Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

         (e) The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Section shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise. The rights provided to any person by this Section shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee, or agent as provided above.

         (f) References in this Section are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall effect any right of any person under this Section based on any event, omission or proceeding prior to the amendment.

         (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's position; provided, that no insurance may be purchased which would indemnify any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of disabling conduct.



                                  ARTICLE VIII

                               SPECIAL PROVISIONS

                       ISSUANCE AND SALE OF CAPITAL STOCK

                  Section 1. The net asset value of a share of a class of the capital stock of the Corporation shall be the quotient (adjusted to the nearest cent) resulting from dividing the net assets of the Corporation belonging to such class pursuant to the charter as of the valuation time by the number of the then outstanding shares of such class. The net assets belonging to a class of the Corporation's stock shall be calculated in the following manner:

                  (a) The gross assets shall be valued as follows:

                           (1) Portfolio securities (except for restricted securities) listed or traded on a national securities exchange shall be valued at the last sale price on such exchange on the valuation day, or if there has been no sale that day, at the last reported bid price on that day. Securities traded in the over-the-counter market shall be valued at the last reported bid price on the valuation day. All other assets, including restricted securities and securities for which quoted prices are not readily available, shall be valued at their respective fair values as determined in good faith by the Board of Directors of the Corporation. The Board of Directors shall establish procedures for the appropriate officers to follow when valuing such securities and shall review periodically the valuations of the Corporation's securities.

                           (2) All other assets of the Corporation belonging to the class including cash, prepaid and accrued items, dividend and other receivables, shall be appraised in such manner as will reflect their fair value.

                  (b) From the gross assets belonging to the class shall be deducted the liabilities of the Corporation charged against the class pursuant to the charter, including the accrued items and other payables and proper reserves, if any, as may be determined by the Board of Directors.

                           REDEMPTION OF CAPITAL STOCK

                  Section 2. So long as it has assets regularly available to do so and such right is not suspended under the provisions of the Investment Company Act of 1940, as amended, subject to the provisions of the Maryland General Corporation Law, the Corporation shall redeem any shares of its capital stock tendered to it at the redemption price next determined after such shares are tendered for redemption. In addition, the Principal Underwriter for the Corporation, as Agent for the Corporation, may repurchase shares of the Corporation's capital stock from brokers or dealers at the redemption price next determined after receipt of such order.

                  Section 3. The redemption price of a share of the capital stock of the Corporation shall be determined and become effective each time the net asset value of the share is determined and becomes effective. Such redemption price shall be the net asset value thereof determined as set forth in
Section 1 of this Article VIII, but the Board of Directors may, in its discretion, deduct therefrom the proportionate share of broker's commission, transfer taxes and other costs involved in the disposition of portfolio securities, provided however that such deduction shall in no event exceed one percent of the then net asset value of such share, and may be made only when it is necessary to sell portfolio securities to provide cash for redemptions; provided further, however, that nothing herein shall preclude deduction from the proceeds of redemption of a share of any contingent deferred sales charge payable pursuant to the terms of issuance of the shares being redeemed.

                                   ACCOUNTANTS

                  Section 4. The Corporation shall employ an independent public accountant pursuant to the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

                  Section 5. Reports as to the operations of the Corporation shall be submitted to stockholders semi-annually based at least annually upon an audit by such independent public accountants.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 1. These By-Laws may be amended, altered, repealed or added to at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the whole authorized number of directors.